Exhibit 99.1

15985 East High Street

P. O. Box 35

Middlefield, Ohio 44062

Phone: 440/632-1666    FAX: 440/632-1700

www.middlefieldbank.bank

PRESS RELEASE

Company Contact:	Investor and Media Contact:
Thomas G. Caldwell President/Chief Executive Officer Middlefield Banc Corp. (440) 632-1666 Ext. 3200 tcaldwell@middlefieldbank.com	Andrew M. Berger Managing Director SM Berger & Company, Inc. (216) 464-6400 andrew@smberger.com

Middlefield Banc Corp. Announces Resumption of Share Repurchase Program and

Increases Repurchase Authorization

MIDDLEFIELD, OHIO, November 13, 2020 ◆◆◆◆ Middlefield Banc Corp. (NASDAQ: MBCN) today announced the resumption and increase of the Company’s stock repurchase program (the “Program”).

The Program commenced April 19, 2019, but repurchases under the Program were temporarily suspended in late March, 2020 due to the COVID-19 pandemic. At the time that the Program was suspended, the Company had repurchased 157,032 shares from the 300,000-share authorization under the Program.

On November 9, 2020, the Board authorized an increase to the Program by an additional 157,032 shares for a total of 300,000 shares that may be repurchased. This equates to approximately 4.7% of the Company’s 6,378,960 outstanding shares at November 3, 2020. The Program may be modified, suspended or terminated by the Company at any time.

“We entered the COVID-19 crisis with favorable asset quality and strong capital levels, and we believe our stock is trading at a compelling valuation. This share repurchase program demonstrates our confidence in the strength of our business and our continued commitment to delivering value to our shareholders,” said Thomas G. Caldwell, Middlefield’s President and Chief Executive Officer.

The resumption of the stock repurchase program and increased share repurchase authorization position the Company to enhance the value of its stock and to manage its capital. The Board’s action will allow management to make repurchases, without further board approval, when stock purchases are deemed prudent. The Board believes that a stock repurchase plan is an important tool that can be utilized to enhance long-term shareholder value. Share repurchases will be made periodically as permitted by securities laws and other legal requirements and will be subject to market conditions as well as other factors. Repurchases may be made in the open market, through block trades or otherwise, and in privately negotiated transactions. Share purchases may be commenced or suspended at any time without notice.

Middlefield Banc Corp., headquartered in Middlefield, Ohio, is the bank holding company of The Middlefield Banking Company with total assets of $1.36 billion at September 30, 2020. The bank operates 16 full-service banking centers and an LPL Financial® brokerage office serving Beachwood, Chardon, Cortland, Dublin, Garrettsville, Mantua, Middlefield, Newbury, Orwell, Plain City, Powell, Solon, Sunbury, Twinsburg, and Westerville. The Bank also operates a Loan Production Office in Mentor, Ohio.

Additional information is available at www.middlefieldbank.bank

This press release of Middlefield Banc Corp. and the reports Middlefield Banc Corp. files with the Securities and Exchange Commission often contain “forward-looking statements” relating to present or future trends or factors affecting the banking industry and, specifically, the financial operations, markets and products of Middlefield Banc Corp. These forward-looking statements involve certain risks and uncertainties. There are a number of important factors that could cause Middlefield Banc Corp.’s future results to differ materially from historical performance or projected performance. These factors include, but are not limited to: (1) a significant increase in competitive pressures among financial institutions; (2) changes in the interest rate environment that may reduce interest margins; (3) changes in prepayment speeds, charge-offs and loan loss provisions; (4) less favorable than expected general economic conditions; (5) legislative or regulatory changes that may adversely affect businesses in which Middlefield Banc Corp. is engaged; (6) technological issues which may adversely affect Middlefield Banc Corp.’s financial operations or customers; (7) the effect of the COVID-19 pandemic, including on our credit quality and business operations, as well as the pandemic’s impact on general economic and financial market conditions; (8) changes in the securities markets; or (9) risk factors mentioned in the reports and registration statements Middlefield Banc Corp. files with the Securities and Exchange Commission. Middlefield Banc Corp. undertakes no obligation to release revisions to these forward-looking statements or to reflect events or circumstances after the date of this press release.